Exhibit 10.36

                        SETTLEMENT AND LICENSE AGREEMENT

     This is a Settlement and License Agreement (hereinafter referred to as "Agreement") dated this 28th day of December, 2000 (the "Effective Date"), by and between Openwave Systems Inc., a Delaware corporation having its principal place of business at 800 Chesapeake Drive, Redwood City, California 94063 ("Openwave"), and Geoworks Corp., a Delaware corporation having its principal place of business at 960 Atlantic Avenue, Alameda, California 94501 ("Geoworks").

                                   BACKGROUND

     WHEREAS, Openwave and Geoworks are adverse parties in Case No. C 00-01440 MHP (JL) pending in the U.S. District Court for the Northern District of
California (the "California Action") involving United States Patent No. 5,327,529; and

     WHEREAS, Openwave and Geoworks are adverse parties in Investigation No. 337-TA-436 pending in the United States International Trade Commission (the "ITC Action") involving United States Patent No. 5,327,529; and

     WHEREAS, Openwave and Geoworks each desire to resolve all disputes between them in the California Action and the ITC Action (collectively, the "Disputed Actions"); and

     WHEREAS, Openwave and Geoworks each desire to establish a cross-licensing relationship between them.

     NOW, THEREFORE, for and in consideration of the parties agreeing to settle and resolve the Disputed Actions, the mutual covenants and promises expressed in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.       DEFINITIONS

     The following terms shall have the meaning assigned to each in this Section 1, unless otherwise specified.

     1.1 The term "Geoworks" shall mean Geoworks Corp. and its Subsidiaries. The term "Geoworks" shall specifically exclude any Person, corporation, company or other entity that acquires Geoworks Corp., and any Subsidiaries of such an acquiring party; the rights, obligations and status of such an acquiring party are specifically addressed in Section 7.2 below.

     1.2 The term "Openwave" shall mean Openwave Systems Inc. and its Subsidiaries. The term "Openwave" shall specifically exclude any Person, corporation, company or other entity that acquires Openwave Systems Inc., and any Subsidiaries of such an acquiring party; the rights, obligations and status of such an acquiring party are specifically addressed in Section 7.2 below.

     1.3 The term "Geoworks Licensed Patents" means: (a) U.S. Patent No. 5,327,529; and (b) one other United States patent, to be designated (by written notice in the manner prescribed in Section 8.10) by Openwave within eighteen
(18) months of the Effective Date of this Agreement, owned, in whole or in part, or able without the payment of consideration to be assigned or licensed, by Geoworks as of the Effective Date or within eighteen (18) months after the Effective Date. The Geoworks Licensed Patents shall include any reissue, continuation, continuation-in-part, reexamination or divisional of the aforementioned patents, and all foreign counterpart patents and counterpart applications thereto and all other patents that claim priority from the Geoworks Licensed Patents..

     1.4 The term "Openwave Licensed Patents" means: (a) U.S. Patent No. 6,138,158; and, (b) one other United States patent, to be designated (by written notice in the manner prescribed in Section 8.10) by Geoworks within eighteen
(18) months of the Effective Date of this Agreement, owned, in whole or in part, or able without the payment of consideration to be assigned or licensed, by Openwave on the Effective Date or within eighteen (18) months after the Effective Date. The Openwave Licensed Patents shall include any reissue, continuation, continuation-in-part, reexamination or divisional of the aforementioned patents, and all foreign counterpart patents and counterpart applications thereto and all other patents that claim priority from the Openwave Licensed Patents..

     1.5 The term "Licensed Patents" refers collectively to the Geoworks Licensed Patents and the Openwave Licensed Patents.

     1.6 The term "Licensed Products" means any present or future products (including services) or devices, or components thereof, made, used, sold, offered for sale, leased, transferred, or imported into the United States by Geoworks or Openwave.

     1.7 The term "Person" means an individual, corporation, partnership, association, trust or other entity however described.

     1.8 The term  "Customer"  means any Person,  business or  corporation,  and their respective officers, directors, agents and employees, and their successors, heirs and legal representatives, that purchased or purchases, used or uses, or sold or sells, either of the parties' Licensed Products, regardless of whether such products are purchased directly or indirectly from the parties.

     1.9 The term "Subsidiary" means, as applied to any Person, a corporation, company, or other entity: (i) of which more than fifty percent (50%) of the outstanding shares or securities (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors (or other governing body), regardless of the existence at the time of a right of the holders of any class or classes (however designated) of securities of such corporation to exercise such voting power by reason of the happening of any contingency, are, now or hereafter, owned or controlled, directly or indirectly, by such Person, but such corporation, company, or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists; or (ii) which does not have outstanding shares or securities but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity are, now or hereafter, owned or controlled, directly or indirectly, by such Person, but such corporation, company, or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists. The term "Subsidiary" shall apply to any Person, corporation, company or other entity which is a Subsidiary as of the Effective Date or becomes a Subsidiary after the Effective Date and prior to the expiration of the last to expire of the Licensed Patents.

     1.10 The term "Commercialized Product" means a product that has been released to third parties for commercial purposes, or for public or beta testing in the context of overall product development.

2. DISPOSITION OF DISPUTED ACTIONS

     2.1 Within five (5) days of the Effective Date of this Agreement, Geoworks and Openwave agree to dismiss with prejudice all claims against each other in the California Action, sign a stipulation of dismissal, through their respective counsel, in the form of the order attached hereto as Exhibit A, and release each other, now and forever, subject to the terms and conditions of this Agreement, from all claims and defenses made in the California Action.

     2.2 Geoworks and Openwave shall cooperate to take all actions necessary to cause the ITC Action promptly to be terminated with prejudice as among the parties and Sanyo, including, without limitation, promptly filing a Joint Motion for Termination by Settlement pursuant to 19 C.F.R. ss. 210.21(b), in the form attached hereto as Exhibit B.

     2.3 Geoworks and Openwave shall each bear their own costs and legal fees associated with the Disputed Actions, and neither Geoworks nor Openwave shall file, or cause to file, any action or proceeding against the other to recover any costs or legal fees associated with the Disputed Actions.


3. LICENSE GRANTS

     3.1 Geoworks License Grant. Geoworks hereby grants Openwave a fully paid-up, irrevocable, perpetual, royalty-free, worldwide, non-exclusive license under the Geoworks Licensed Patents:

          (a) to make, use, offer for sale, sell, lease, import, or otherwise transfer Openwave Licensed Products; and

          (b) to have Openwave Licensed Products made by a third party for the use, offer for sale, sale, lease, importation, and/or other transfer by Openwave ("Openwave's have-made rights"), but only by third parties acting exclusively for

          Openwave with respect to such Openwave Licensed Products who sell all such Openwave Licensed Products so made to Openwave and who are deemed to have no other rights pursuant to this Agreement.

     3.2 Geoworks Covenant Not to Sue. Geoworks hereby agrees that it will not sue Openwave, its Subsidiaries, Customers, or licensees, or the Customers or licensees of its Subsidiaries, for:

          (a) infringement of any claim of the Geoworks Licensed Patents: (i) arising from the manufacture, use, sale, offer for sale, lease, import, or other transfer of any Openwave Licensed Products; or (ii) arising from the manufacture, use, sale, offer for sale, lease, import, or other transfer of any products developed using an Openwave Licensed Product, or for which material functionality is obtained through the incorporation of an Openwave Licensed product; and/or

          (b) infringement of any claim of a Geoworks patent that has issued on or before the Effective Date, arising from the manufacture, use, sale, offer for sale, lease, import or other transfer of any Openwave Commercialized Product.

     3.3 Openwave License Grant. Openwave hereby grants Geoworks a fully paid-up, irrevocable, perpetual, royalty-free, worldwide, non-exclusive license under the Openwave Licensed Patents:

          (a) to make, use, offer for sale, sell, lease, import, or otherwise transfer Geoworks Licensed Products; and

          (b) to have Geoworks Licensed Products made by a third party for the use, offer for sale, sale, lease, importation, and/or other transfer by Geoworks ("Geoworks' have-made rights"), but only by third parties acting exclusively for Geoworks with respect to such Geoworks Licensed Products who sell all such Geoworks Licensed Products so made to Geoworks and who are deemed to have no other rights pursuant to this Agreement.

     3.4 Openwave Covenant Not to Sue. Openwave hereby agrees that it will not sue Geoworks, its Subsidiaries, Customers, or licensees, or the Customers or licensees of its Subsidiaries, for:

          (a) infringement of any claim of the Openwave Licensed Patents: (i) arising from the manufacture, use, sale, offer for sale, lease, import, or other transfer of any Geoworks Licensed Products; or (ii) arising from the manufacture, use, sale, offer for sale, lease, import, or other transfer of any products developed using a Geoworks Licensed Product, or for which material functionality is obtained through the incorporation of a Geoworks Licensed Product; and/or

          (b) infringement of any claim of an Openwave patent that has issued on or before the Effective Date, arising from the manufacture, use, sale, offer for sale, lease, import, or other transfer of any Geoworks Commercialized Product.


4. ADDITIONAL TERMS AND CONDITIONS

     4.1 Openwave Developer Alliance Program. Within a reasonable period following the execution of this Agreement, Openwave agrees to make Geoworks a preferred member of Openwave's Developer Alliance Program ("DAP"). Openwave agrees to refer to Geoworks, as and when determined by Openwave, certain Persons, corporations, companies and other entities that seek assistance from Openwave in developing WAP applications.

     4.2 Openwave Myphone Portal APIs. Within a reasonable period following the execution of this Agreement, Openwave agrees to make Geoworks an Early Access Partner for the Openwave Myphone Portal Application Program Interfaces (APIs).
###

     4.3 Openwave Enterprise Proxy Server. Consistent with Openwave's standard terms and conditions, Openwave agrees that Geoworks shall have the right and opportunity to resell the Openwave Enterprise Proxy Server product (the "EPS Product"). Openwave further agrees to sell the EPS Product to Geoworks ### The parties agree to negotiate in good faith regarding the specific terms and conditions of such reselling relationship, and acknowledge that any reselling of the EPS Product by Geoworks is subject to the completion of a more definitive agreement embodying such relationship.

     4.4 Press Release. Upon the execution of this Agreement, the parties agree to issue a mutually acceptable joint press release regarding the disposition of the Disputed Actions and the agreement of the parties set forth herein, as set forth in Exhibit C hereto.

     4.5 Nondisparagement. For at least one year, neither party will knowingly, publicly disparage the other party or the other party's business, personnel or prospects with respect to the subject matter of the Disputed Actions or this settlement.

5. RELEASE AND DISCHARGE

     5.1 Geoworks, on behalf of itself and its Subsidiaries, irrevocably releases and discharges Openwave, its Subsidiaries, Customers and licensees, and each of their respective officers, directors, agents and employees, from any and all claims of infringement of the Geoworks Licensed Patents, occurring up to and including the Effective Date (or, in the case of Subsidiaries, the date of acquisition of the Subsidiary if such date is after the Effective Date), to which the rights and licenses expressly granted under this Agreement would be a complete defense, had such claims arisen during the term of this Agreement.

     5.2 Openwave, on behalf of itself and its Subsidiaries, irrevocably releases and discharges Geoworks, its Subsidiaries, Customers and licensees, and each of their respective officers, directors, agents and employees, from any and all claims of infringement of the Openwave Licensed Patents, occurring up to and including the Effective Date (or, in the case of Subsidiaries, the date of acquisition of the Subsidiary if such date is after the Effective Date), to which the rights and licenses expressly granted under this Agreement would be a complete defense, had such claims arisen during the term of this Agreement.

6. WARRANTIES

     6.1 Geoworks covenants, represents and warrants that it is the owner of all right, title, and interest in and to the Geoworks Licensed Patents, that it has the full right and power with respect to the Geoworks Licensed Patents to grant the licenses contemplated herein, that there are no outstanding agreements, assignments, or encumbrances inconsistent with the provisions of the licenses or with any other provisions of this Agreement, and that it will not make any commitments to others inconsistent with or in derogation of the licenses and rights granted in this Agreement.

     6.2 Openwave covenants, represents and warrants that it is the owner of all right, title, and interest in and to the Openwave Licensed Patents, that it has the full right and power with respect to the Openwave Licensed Patents to grant the licenses contemplated herein, that there are no outstanding agreements, assignments, or encumbrances inconsistent with the provisions of the licenses or with any other provisions of this Agreement, and that it will not make any commitments to others inconsistent with or in derogation of the licenses and rights granted in this Agreement.

     6.3 Neither party makes any representations, extends any warranties of any kind, or assumes any responsibility whatever with respect to the manufacture, sale, lease, use, export, or importation of any product, or part thereof, by either party or any direct or indirect supplier or vendee or other transferee of either party, other than the licenses, rights and warranties expressly granted in this Agreement.


7. TERM OF AGREEMENT; ACQUISITION OF A PARTY

     7.1 Except in the case of an acquisition pursuant to Section 7.2, the term of the licenses granted under this Agreement shall be from the Effective Date until the last of the Licensed Patents expires.

     7.2 If one party (the "Acquired Party") is acquired (wherein more than fifty percent of the outstanding shares or securities, representing the right to vote for the election of directors or other managing authority, becomes owned or controlled directly or indirectly by a third party, the "Acquiring Third Party"), then:

          (a) the Acquired Party shall promptly give notice of such acquisition to the other party (the "Non-Acquired Party);

          (b) this Agreement shall be deemed to be automatically amended so that the license, releases and covenants granted to the Acquired Party and its Subsidiaries are limited to only those Licensed Products of the Acquired Party or its Subsidiaries which were Commercialized Products prior to the effective date of the acquisition ("Old Products") and any future versions of the Old Products ("New Versions"), but only to the extent such New Versions use or embody functionality and technology used or embodied in the Old Products; functionality or technology beyond that included in Old Products will not be licensed in New Versions, new products of the Acquired Party, or any and all products of the Acquiring Third Party;

          (c) such acquisition shall not affect any rights granted by the Acquired Party or its Subsidiaries to the Non-Acquired Party or its Subsidiaries; such licenses, warrantees, representations and covenants will continue for the full term of this Agreement; and

          (d) the releases granted in Section 5 shall survive as to the Non-Acquired party, Acquired Party, and their respective Subsidiaries as of the acquisition date, but shall not extend to the Acquiring Third Party.

8. MISCELLANEOUS

     8.1 Assignment. Except as provided in Section 7.2, neither party shall assign any of its rights or delegate any of its obligations under this Agreement, including in connection with the insolvency or bankruptcy of the party, without the prior written consent of the other party. Any attempt to do so shall be void. However, a party which undergoes internal reorganization may assign such rights and delegate such obligations to the legal successor to the business of the party, which successor shall be deemed substituted as the party hereto effective upon such assignment.

     8.2 Sublicense. The licenses granted herein shall include the right of each party to grant sublicenses to its Subsidiaries existing on or after the Effective Date. No sublicense shall be broader in any respect at any time during the life of this Agreement than the license held at that time by the party that granted the sublicense. A sublicense granted to a Subsidiary shall terminate on the earlier of: (i) the date such Subsidiary ceases to be a Subsidiary; and (ii) the date of termination or expiration of the license of the party that granted the license. If a Subsidiary ceases to be a Subsidiary and holds any patents under which a party hereto is licensed, such license shall continue for the term defined herein.

     8.3 Force Majeure. Any delays in or failures of performance by either party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to: acts of God; acts, regulations or laws of any government; strikes or other concerted acts of workers; fires; floods; explosions; riots; wars; rebellions; and sabotage; and any time for performance hereunder shall be extended by the actual time of delay caused by such occurrence.

     8.4 Relationship of Parties. The parties are entering into this Agreement as independent contractors, and nothing herein is intended or shall be construed to create between the parties a legal relationship of principal and agent, partners, joint venturers or employer and employee. Neither party shall hold itself out to others or seek to bind or commit the other party in any manner inconsistent with the foregoing provisions of this Agreement.

     8.5 Entire Agreement. It is the mutual desire and intent of the parties to provide certainty as to their future rights and remedies against each other by defining the extent of their mutual undertakings as provided herein. The parties have in this Agreement incorporated all representations, warranties, covenants, commitments and understandings on which they have relied in entering into this Agreement and, except as provided for herein, neither party has made any covenant or other commitment to the other concerning its future action. Accordingly, this Agreement constitutes the entire agreement and understanding between the parties with respect to the matters contained herein, and there are no prior oral or written promises, representations, conditions, provisions or terms related thereto other than those set forth in this Agreement.

     8.6  Headings.   The  inclusion  of  headings  in  this  Agreement  is  for convenience only and shall not affect the construction or interpretation hereof.

     8.7 Governing Law; Venue. The parties agree that the provisions of this Agreement shall be interpreted and enforced in accordance with the laws of the state of California. Any dispute regarding this Agreement shall be presented first to the federal court in the Northern District of California. In the event of any dispute, each party's sole recourse shall be for monetary damages, and/or specific performance of the terms of this Agreement.

     8.8 Confidentiality. The details of the terms and licensing conditions of this Agreement shall not be disclosed by any party without the prior written consent of the other party. This obligation is subject to the following exceptions:

          (a) Disclosure is permissible if required by government or court order, provided that the party so ordered shall take all reasonable steps (e.g., discovery protective order) to prevent or otherwise minimize the disclosure of this Agreement, and shall provide prior written notice to the other party of the circumstances surrounding such disclosure, to enable it to seek a protective order.

          (b) Disclosure is permissible if otherwise required by law.

          (c) Disclosure is permissible if required to enforce rights under this Agreement.

          (d)  Each  party  may  use  similar  terms  and  conditions  in  other
          Agreements.

          (e) Each party may disclose this Agreement or its contents to the extent reasonably necessary, on a confidential basis, to its accountants, attorneys, financial advisors, its present or future providers of venture capital and/or potential investors in or acquirers of such party.

          (f) Each party may disclose the existence of this Agreement and the fact that the litigation has been resolved.

          (g) Each party may advise its actual or potential customers and suppliers included under this Agreement that it is licensed under certain patents of the other party and the extent to which it is so licensed.

     8.9 No Other Obligations. Nothing contained in this Agreement or otherwise shall be construed as:


          (a) Requiring the filing of any patent application, the securing of any patent, or the maintenance of any patent in force in any jurisdiction;

          (b) A warranty or representation that any manufacture, sale, lease, use or importation of any product will be free from infringement of patents other than those under which, and to the extent to which, licenses are or may become in force under this Agreement;

          (c) A warranty or representation by Openwave or Geoworks as to the validity or scope of any of the patents that are or may become licensed herein, or of the patents to which covenants not to sue are or may become in force under this Agreement; or

          (d)  An   obligation  to  furnish  any   manufacturing   or  technical
          information or assistance.

     8.10 Notice. Any notice required by this Agreement shall be addressed to the parties at the following addresses:

     Openwave Systems Inc.:                      Geoworks Corp.:
     General Counsel                             Chief Financial Officer
     800 Chesapeake Dr.                          960 Atlantic Ave.
     Redwood City, CA  94063                     Alameda CA 94501

     With a copy to its                          With a copy to counsel
     Chief Financial Officer                     at the same address
     at the same address.

     8.11 Modification/Waiver. No modification or amendment of any of the provisions contained in this Agreement shall be valid unless made in writing and executed by officers of both parties. No waiver of any of the provisions contained in this Agreement shall be valid unless made in writing and executed by an officer of the waiving party.

     8.12 Partial Invalidity. If any section of this Agreement is held invalid or unenforceable by any law, rule, order, regulation, or promulgation of any government or by the final determination of any court having jurisdiction in the matter for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of any other sections of this Agreement or of any other agreement between the parties.

     8.13 Counterparts. This Agreement may be executed on facsimile copies in two counterparts, each of which shall be deemed an original, but both of which taken together shall constitute one and the same agreement.

     8.14 Acknowledgment of Compromise. The parties agree and acknowledge that this Agreement is the result of a compromise. While this Agreement resolves the issues between the parties, it does not constitute an admission by any party of any liability whatsoever. Neither this Agreement nor anything in this Agreement shall be construed to be or shall be admissible in any proceeding as evidence of liability by any party. This Agreement may be introduced, however, in any proceeding to enforce the Agreement.

     IN WITNESS WHEREOF, the parties have caused two originals of this Agreement to be executed by their authorized representative.


OPENWAVE SYSTEMS INC.:                      GEOWORKS CORP:


-----------------------------------         -----------------------------------

By:                                         By:
   --------------------------------            --------------------------------

Its:                                        Its:
    -------------------------------             -------------------------------

Date:                                       Date:
     ------------------------------              ------------------------------

                         SOFTWARE DISTRIBUTION AGREEMENT
                         Agreement No.: _______________

     This SOFTWARE DISTRIBUTION AGREEMENT (this "Agreement") is entered into as of December 28, 2000 (the "Effective Date"), by and between OPENWAVE SYSTEMS, INC., a Delaware corporation, having a principal office at 800 Chesapeake Drive, Redwood City, CA 94063 ("Openwave"), and Geoworks Corporation, a Delaware corporation, having a principal office at 860 Atlantic Avenue, Alameda, CA 94501 ("Distributor").

                                   BACKGROUND

     Openwave has developed and owns enterprise server software that facilitates the transmission of data between server application software and wireless communication devices. Distributor desires to license such software for distribution to end user customers and to resell Openwave's technical support services for such software.

                              TERMS AND CONDITIONS

     In consideration of their mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Openwave and Distributor agree as follows.

DEFINITIONS. The following terms, when used herein with initial capital letters, shall have the meanings given them in this Section 1.

     1.1 "Designated Server(s)" means the computer server(s) owned or leased and operated by Distributor, an End User, or operated on behalf of Distributor or an End User by an outsourcing entity under a facilities management agreement or other similar arrangement, and identified in Exhibit E ("Designated Server"), as amended from time to time.

     1.2 "Distributor Support" means the support services for the Licensed Software described in Exhibit G hereto to be performed by Openwave.

     1.3 "Documentation" means the documentation furnished to Distributor by Openwave for distribution to End Users along with the Licensed Software.

     1.4 "End User" means a legal entity licensed to use the Licensed Software for its own internal purposes and not for distribution to, or use on behalf of, others.

     1.5 "End User Agreement" has the meaning given in Section 2.4.

     1.6 "End User Support Services" means the support services for the Licensed Software described in Exhibit I hereto to be performed by Openwave for End Users for purchasing technical support.

     1.7 "Error(s)" shall have the meaning set forth in the Support Agreement attached hereto as Exhibit G ("Support Agreement").

     1.8 "First Level Support" means the provision of general technical guidance and assistance with respect to the Licensed Software directly to End Users. Without limitation, the foregoing includes; (i) responding directly to End User requests for support; (ii) Installation of Improvements and provision of training services to End Users with respect to the Improvements delivered under this Agreement (subject to Openwave providing Distributor with reasonable training with respect to the new features contained in the Improvements, and Installation training for such Improvements such that Distributor is able to provide the Installation and training services); (iii) isolation of Errors, including determination of the source of any Error, coordination of the Error correction efforts of the parties whose products (which were supplied by Distributor) are affected by the Error, and provision to Openwave of all relevant information related to any Errors in the Licensed Software of which Distributor becomes aware that it is reasonably necessary for Distributor to seek Openwave's assistance in responding and correcting such Error; and (iv) providing such technical support to End Users seven (7) days a week, twenty-four
(24) hours a day, by a support center staffed by an adequate number of engineers trained to meet End User's support needs.

     1.9 "Improvements" means any modifications, enhancements, bug fixes, patch releases, and/or improvements to the Licensed Software that are incorporated into any generally available new version of such Licensed Software and made available by Openwave to its customers. The term "Improvements" does not include optional enhancements, new functionality, New Products, or add-on products that are priced and sold separately by Openwave.

     1.10 "Installation" means the process of (as applicable) setting up, connecting, configuring, successful testing and establishing of the functionality of the Licensed Software by Openwave, Distributor and/or End User, as applicable, on a Designated Server.

     1.11 "New Product" means a new release (which is generally identified by a change in the number to the left of the decimal point) of Licensed Software listed in Exhibit A ("Licensed Software") or any other product offered by Openwave which is not listed in Exhibit A ("Licensed Software").

     1.12 "Licensed Software" means the Openwave server software product, in Object Code format only, specified in Exhibit A, together with all modifications, enhancements, patch releases, improvements, or new versions, if any, that Openwave makes available to Distributor hereunder.

     1.13 "Licensed Software CD" means a tangible copy of the Licensed Software on CD-ROM or other media, the license of which entitles the End User to have up to five concurrent users access the Licensed Software at the same time.

     1.14 "License Pack" means a certificate entitling an End User to additional concurrent connections of the Licensed Software for up to the Maximum Number of Concurrent Connections set forth in such certificate.

     1.15 "Maximum Number of Concurrent Connections" means the maximum number of connections (i.e. simultaneous subscriber connections to the End User's system via the Licensed Software) set forth in the License Pack, in addition to the five concurrent connections permitted under the Openwave End User License Agreement accompanying the Licensed Software CD, authorized to access the Licensed Software at the same time.

     1.16 "Object Code" means any form of a program for a computer that is suitable for direct execution by a computer and unsuitable to be read and understood by a person.

     1.17 "Openwave End User License Agreement" means Openwave's license agreement for the Licensed Software that is provided with copies of the Licensed Software.

     1.18 "Openwave Marks" means the trademarks, logos and trade names of Openwave and its licensors, as applicable, specified in Exhibit B, as it may be amended from time to time by Openwave.

     1.19   "Proprietary   Rights"  means  all  present  and  future   worldwide
copyrights, trademarks, trade secrets, patents, patent applications, moral rights, contract rights, and other proprietary rights.

     1.20 "Source Code" means a presentation or representation of a computer program, regardless of the form in which it is stored, from which it is possible to discern the logic, algorithm, internal structure, operating features, or any other design characteristics of such computer program.

     1.21  "Support  Services"  means  End User  Support  Services,  Distributor
Support and any other support obligations of Distributor according to this Agreement.

2. LICENSES.

     2.1 Licensed Software and Documentation. Subject to the terms and conditions of this Agreement, Openwave grants to Distributor a non-exclusive, non-transferable revocable (in accordance with Section 13), license to

     (a) use one copy of the Licensed Software, in Object Code only, and the Documentation solely for the purposes of (a) conducting demonstrations for potential customers, (b) supporting End Users that receive the Licensed Software from Distributor, (c) installing and testing the Licensed Software for End Users that receive the Licensed Software from Distributor, and (d) training Distributor's personnel; and

     (b) distribute Openwave-provided Licensed Software CDs and License Packs of the Licensed Software, in Object Code only, together with the Documentation included with the Licensed Software and the Openwave End User License Agreement, directly to End Users pursuant to an End User Agreement that satisfies the requirements of Section 2.4.

     2.2 License Restrictions.

     (a) Distributor agrees that Distributor shall not distribute or otherwise make available the Licensed Software to any telecommunications network operator or Internet Service Provider.

     (b) If Distributor intends to distribute pre-released Licensed Software, Distributor agrees that Distributor shall comply with the additional terms and conditions, set forth on Exhibit C.

     (c) Distributor acknowledges that the Licensed Software and its structure, organization, and Source Code constitute valuable trade secrets of Openwave and its suppliers. Accordingly, Distributor agrees not to (a) modify, adapt, alter, translate, or create derivative works from the Licensed Software; (b) merge the Licensed Software with other software; (c) sublicense, lease, rent, loan, or otherwise transfer the Licensed Software to any third party except as expressly permitted under Section 2.1; or (d) reverse engineer, decompile, disassemble, or otherwise attempt to derive the Source Code for the Licensed Software. Distributor must not remove, alter, or obscure in any way any proprietary rights notices (including copyright notices) of Openwave or its suppliers on or within the copies of the Licensed Software and the Documentation furnished by Openwave to Distributor.

The parties acknowledge that, in the countries of the European Union, a software directive by the European Union Commission mandates that a licensee of software shall be lawfully entitled to decompile such software for the purpose of obtaining the information necessary to achieve the interoperability of an independently created computer program with such licensed program, provided, among other things, that such information has not previously been readily available, and that such decompilation is confined to the parts of the licensed program which are necessary to achieve such interoperability. Upon request of Distributor containing a reasonably detailed explanation for the need for such information, Openwave shall make such information available to Distributor so that neither Distributor nor an End User shall need to claim or exercise any such right of decompilation.

     2.3 Ownership of Licensed Software. The Licensed Software and Documentation, and all worldwide Proprietary Rights therein, are the exclusive property of Openwave and its suppliers. All rights in and to the Licensed Software not expressly granted to Distributor in this Agreement are reserved by Openwave and its suppliers.

     2.4 End User Agreements. Each Licensed Software CD shall contain a copy of the Openwave End User License Agreement. In addition, before distributing any Licensed Software or Documentation to any End User, Distributor shall enter into a binding, written agreement with such End User that contains terms no less restrictive than those set forth in Exhibit D (an "End User Agreement").
Distributor will enforce each End User Agreement with at least the same degree of diligence that Distributor uses to enforce similar agreements for its own products or other software products that it distributes, but in no event less than reasonable efforts.

     2.5 License to Openwave Trademarks.

     (a) Subject to the terms and conditions of this Agreement, Openwave grants to Distributor a non-exclusive, non-transferable, royalty-free limited license to use the Openwave Marks solely in connection with the marketing, promotion, and advertising of the Licensed Software. Distributor shall cease all use of the Openwave Marks or any similar marks after the expiration or other termination of this Agreement.

     (b) Distributor acknowledges the ownership of the Openwave Marks in Openwave and its licensors, agrees that it will do nothing inconsistent with such ownership and agrees that all use of the Openwave Marks by Distributor shall inure to the benefit of and be on behalf of Openwave or its licensors, as applicable. Distributor agrees that Distributor's utilization of the Openwave Marks will not create any right, title or interest in or to the Openwave Marks. At no time during or after the term of this Agreement shall Distributor contest, challenge or impair or assist others to contest, challenge or impair the Openwave Marks or the registration thereof or attempt to register any Openwave Marks or any trademarks, marks or trade names confusingly similar to the Openwave Marks.

     (c) All representations of the Openwave Marks that Distributor intends to use shall be exact copies of those used by Openwave, or, if not identical, shall first be submitted to Openwave for approval of design, color, and other details. All representations of the Openwave Marks shall be legibly presented and be separated from other trademarks, so that each mark appears to be a trademark in its own right, distinct from any other mark.

     (d) Distributor will provide Openwave with samples of all products and materials that contain the Openwave Marks prior to their public use, distribution, or display for Openwave's quality assurance purposes and will obtain Openwave's written approval before such use, distribution, or display. At Openwave's request, Distributor will modify or discontinue any use of the Openwave Marks.

3. ORDER AND DELIVERY; RETURNS.

     3.1 Order and Delivery. Distributor may order the Licensed Software CDs and License Packs for distribution as permitted under this Agreement by submitting written purchase orders to Openwave in accordance with Openwave's then-current order processing procedures. The terms of this Agreement will govern all such orders submitted by Distributor to Openwave; no additional or inconsistent term or condition in any such order will have any legal effect. All such orders must refer to this Agreement and specify the quantities of the specific version of Licensed Software CDs and specific types of License Packs ordered and the desired shipment date and destination. All orders will be subject to acceptance by Openwave. Orders cannot be canceled or rescheduled once accepted by Openwave. Openwave will use reasonable commercial efforts to meet desired shipment dates, but will not be liable to Distributor in any way for any late shipment. Partial shipments will be allowed. All shipments will be made FCA (Incoterms 1990) Openwave's facilities. Shipments will be deemed accepted upon receipt.

     3.2 Returns. Distributor shall be permitted to return up to ten percent (10%) of the Licensed Software CDs delivered to Distributor each calendar quarter; provided that (a) such returned copies are in new, unopened and resaleable condition, (b) Distributor may make only one return transaction per calendar quarter, and (c) Distributor must make each such return within fifteen
(15) days prior to the end of the applicable calendar quarter. Returns are permitted under this Agreement by submitting a written request for an RMA number to Openwave in accordance with Openwave's then-current RMA processing procedures. All RMA requests must refer to this Agreement and specify the original purchase order number and the original invoice number, in addition to the types and quantities of the Licensed Software subject to the RMA request. All RMA requests will be subject to approval by Openwave. Upon approval of the Distributor's RMA request, Openwave shall issue an RMA number within ten (10) business days after receipt of Distributor's RMA request. If the Distributor's RMA request is approved by Openwave, Openwave shall credit Distributor for the returned Licensed Software at the cost that the Distributor was charged for that Licensed Software (regardless of any subsequent reduction or increase in per unit cost for the Licensed Software). All transportation charges and risk of loss related to the RMA process for the Licensed Software shall be borne solely by Distributor. In addition, Distributor may return all defective Licensed Software CDs properly returned by End Users pursuant to the limited warranty set forth in the Openwave End User License Agreement. After receipt of a return in accordance with the terms of this Section 3.2, Openwave shall credit to Distributor the fees paid by Distributor in respect of the copies of the Licensed Software returned.

4. DISTRIBUTOR'S OTHER OBLIGATIONS.

     4.1 Marketing; Press Release.

          (a) Distributor will include Openwave in client meetings, discussions and other events when Openwave or Distributor considers that Openwave's presence is necessary or desirable for the purpose of advancing or closing a potential contract with a potential End User. Distributor, in its sole discretion, will establish the fees it charges to End Users to whom Distributor distributes the Licensed Software.

          (b) On or after the Effective Date, Openwave and Distributor shall have the right to issue a press release announcing the relationship described herein.

     4.2 Labeling. Distributor shall not sell or otherwise distribute the Licensed Software in any manner under a private label. Distributor understands and agrees that the Licensed Software and all materials used to advertise, market, or promote the Licensed Software will bear appropriate Openwave Marks and related branding information, which must not be removed or modified from the Licensed Software before supply to an End User. Distributor's use of the Openwave Marks is subject to the limitations and requirements in Section 2.5.

     4.3 Staffing and Training. Distributor will maintain as a part of its staff at least one technical support employee who have received Openwave's standard training with regard to the Licensed Software. Openwave will provide basic training to Distributor's employees subject to availability and upon Openwave's standard terms and conditions for such training except that there shall be no charge to Distributor.

     4.4 Competitive Products. Distributor must notify Openwave in writing prior to any marketing, promotion, solicitation of orders, offer for sale, or licensing and distribution of a competitive product. For purposes of this
Section 4.4, any WAP gateway or WAP proxy service is substantially similar to the Licensed Software in features and functionality and will be considered a "Competing Product." Distributor's existing products as of the date of this Agreement shall not be considered competitive.

5. DISTRIBUTOR SUPPORT TO END USERS.

     5.1 General. Distributor will provide the following services to End Users:

          (a) Installation and Integration of Licensed Software. If requested by End Users, Distributor will install the Licensed Software onto End Users' systems and carry out the integration of the Licensed Software into such End Users' networks. Such integration will include integration of the Licensed Software with such End Users' related network systems, such as billing, provision, customer care, etc.

6. OPENWAVE SUPPORT TO END USERS.

     6.1 General. A "Supported End User" is an End User (a) for which Distributor has paid to Openwave the applicable annual Support Fee, (b) that has agreed to the terms of a Support Agreement with Distributor, and (c) for which Distributor has provided the name, address, contact person telephone numbers, number of copies of Licensed Software installed, version of Licensed Software installed, and such other information as Openwave may reasonably request. The "Support Fee" is the fee charged by Openwave for the support services as set forth in Exhibit E and Exhibit G. A "Support Agreement" is a written agreement between Distributor and an End User under which the End User will receive certain support services.

     6.2 Openwave Support. All Support Agreements between Distributor and End Users will provide for terms and conditions consistent with those contained in
Exhibit I ("End User Support Services"). Distributor shall not make any representations, warranties, or covenants regarding Openwave's support obligations that are not expressly set forth in Exhibit I.

     6.3 Distributor Obligations. Except for the express support obligations of Openwave set forth in Section 6.2 and except as otherwise expressly agreed by Openwave in writing, Distributor will remain solely responsible for all installation, maintenance, and support services to End Users with respect to the Licensed Software.

     6.4 Direct Support to End Users. In the event that a Priority 1 Error or a Priority 2 Error fails to be resolved by Distributor to the satisfaction of any End User in a timely manner

(but in no event later than fifteen (15) business days after Distributor is notified of such error), Openwave shall have the right, at its election, to contact and work directly with the affected End User(s) to correct any such technical issues or errors.

     6.5 Reports by Licensee. No later than fifteen (15) days following the end of each Reporting Quarter during the Term, Distributor shall provide to Openwave a report which shall include the number of technical support calls received by Distributor (itemized by level of priority error) with respect to the each End User and the number of such calls which are escalated to Openwave for resolution and assistance.

7. OPENWAVE SUPPORT TO DISTRIBUTOR.

     7.1 Openwave Support to Distributor. Openwave and Distributor will enter into a support agreement, in the form attached as Exhibit G ("Distributor Support Agreement"), pursuant to which Openwave will provide support to the Distributor in relation to the copies of the Licensed Software that Distributor is entitled to use and those Distributor has sublicensed under this Agreement.

     7.2 Training and Installation. Openwave will provide training and installation to Distributor as set forth in Section 3.3 ("Other Support Services") of Exhibit G ("Distributor Support Agreement"). End Users may also obtain additional training services ("End User Training") from Openwave at Openwave's then-current rates.

8. FEES AND PAYMENT.

     8.1 Fees. Distributor will pay Openwave the fees specified in Exhibit E and Exhibit G for Licensed Software CDs, License Packs and Support Services purchased by Distributor..

     8.2 Reports. No later than ten (10) calendar days following the end of each calendar month and each calendar quarter, Distributor shall deliver to Openwave a report providing information regarding the number of Licensed Software CDs and License Packs (by Maximum Number of Concurrent Connections) distributed during such calendar month and calendar quarter. Each report shall also include, at a minimum; (i) the information listed in Exhibit F; and (ii) for each End User, the number of Licensed Software CDs delivered and Maximum Number of Concurrent Connections permitted as of the last day of the preceding month and the preceding quarter and whether the End User purchased Support Services.

     8.3 Payments. Distributor will pay Openwave all fees due under Section 8.1, together with all other amounts due under this Agreement within thirty (30) days after the date of the invoice therefor. All invoices hereunder will be sent to the address set forth in Exhibit E. Any amount that is not paid when due will accrue interest at one and one-half percent (1.5%) per month or the maximum rate permitted by applicable law, whichever is less, from the due date until paid. All payments must be made in U.S. dollars.

     8.4 Taxes. Distributor will be responsible for and will indemnify and hold Openwave harmless from payment of all taxes (other than taxes based on Openwave's net income), fees, duties, and other governmental charges, and any related penalties and interest, arising from the payment of fees to Openwave under this Agreement or the delivery or license of the Licensed

Software to Distributor. Distributor will make all payments of fees to Openwave free and clear of, and without reduction for, any withholding taxes; any such taxes imposed on payments of fees to Openwave will be Distributor's sole responsibility, and Distributor will provide Openwave with official receipts issued by the appropriate taxing authority, or such other evidence as Openwave may reasonably request, to establish that such taxes have been paid.

     8.5 Withholding Payments. If any applicable law requires Distributor to withhold amounts from any payments to Openwave hereunder, then Distributor shall perform such obligations consistent with the provisions of this Section 8.5. Distributor shall effect such withholding, remit such amounts to the appropriate taxing authorities and promptly furnish Openwave with tax receipts evidencing the payments of such amounts. The sum payable by Distributor upon which the deduction or withholding is based shall be increased to the extent necessary to ensure that, after such deduction or withholding, Openwave receives and retains, free from liability for such deduction or withholding, a net amount equal to the amount Openwave would have received and retained in the absence of such required deduction or withholding.

     8.6 Records. At all times during the term of this Agreement,  and for three
(3) years after the termination of this Agreement, Distributor will maintain complete and accurate records with respect to Distributor's activities pursuant to this Agreement, including a complete list of all copies of the Licensed Software and Documentation made or distributed by Distributor and a complete list of End User names, addresses, electronic mail addresses, and primary contacts and all data needed for verification of amounts to be paid to Openwave under this Agreement.

     8.7 Audits. Openwave will have the right, during normal business hours and upon at least ten (10) days prior notice, to have an independent audit firm selected by Openwave inspect Distributor's facilities and audit Distributor's records relating to Distributor's activities pursuant to this Agreement in order to verify that Distributor has paid to Openwave the correct amounts owed under this Agreement. The audit will be conducted at Openwave's expense, unless the audit reveals that Distributor has underpaid the amounts owed to Openwave by five percent (5%) or more in any quarter, in which case Distributor will reimburse Openwave for all costs and expenses incurred by Openwave in connection with such audit. Distributor will promptly pay to Openwave any amounts shown by any such audit to be owing plus interest as provided in Section 8.3. Such audits will be conducted no more than once in any period of twelve consecutive months. Any confidential or proprietary information of Distributor disclosed to Openwave or the independent accounting firm in the course of the audit will be subject to a confidentiality agreement reasonably acceptable to Distributor to be signed by such independent accounting firm.

9. CONFIDENTIALITY.

     9.1 Confidential Information. Each party (the "Disclosing Party") may from time to time during the term of this Agreement disclose to the other party (the "Receiving Party") certain information regarding the Disclosing Party's business, including technical, marketing, financial, employee, planning, and other confidential or proprietary information ("Confidential Information"). The Disclosing Party will mark all Confidential Information in tangible form as "confidential" or "proprietary". The Disclosing Party will identify all Confidential Information disclosed orally as confidential at the time of disclosure or confirm in writing the confidential nature of such disclosure within thirty (30) days after such oral disclosure.

     9.2 Protection of Confidential Information. The Receiving Party will not use any Confidential Information of the Disclosing Party for any purpose not expressly permitted by this Agreement, and will disclose the Confidential Information of the Disclosing Party only to the employees or contractors of the Receiving Party who have a need to know such Confidential Information for purposes of this Agreement and who are under a duty of confidentiality no less restrictive than the Receiving Party's duty hereunder. The Receiving Party will protect the Disclosing Party's Confidential Information from unauthorized use, access, or disclosure in the same manner as the Receiving Party protects its own confidential or proprietary information of a similar nature and with no less than reasonable care.

     9.3 Exceptions. The Receiving Party's obligations under Section 9.2 with respect to any Confidential Information of the Disclosing Party will terminate as to such Confidential Information if such information: (a) was already lawfully known to the Receiving Party at the time of disclosure by the Disclosing Party; (b) was disclosed to the Receiving Party by a third party who had the right to make such disclosure without any confidentiality restrictions;
(c) is, or through no fault of the Receiving Party has become, generally available to the public; or (d) was independently developed by the Receiving Party without access to, or use of, the Disclosing Party's Confidential Information. In addition, the Receiving Party will be allowed to disclose Confidential Information of the Disclosing Party to the extent that such disclosure is (i) approved in writing by the Disclosing Party, (ii) necessary for the Receiving Party to enforce its rights under this Agreement; or (iii) required by law or by the order or a court of similar judicial or administrative body, provided that the Receiving Party notifies the Disclosing Party of such required disclosure promptly and in writing and cooperates with the Disclosing Party, at the Disclosing Party's reasonable request and expense, in any lawful action to contest or limit the scope of such required disclosure.

     9.4 Return of Confidential Information. The Receiving Party will either, at its option, return to the Disclosing Party or destroy all Confidential Information of the Disclosing Party in the Receiving Party's possession or control and permanently erase all electronic copies of such Confidential Information promptly upon the written request of the Disclosing Party or the expiration or termination of this Agreement, whichever comes first. At the Disclosing Party's request, the Receiving Party will certify in writing that it has fully complied with its obligations under this Section 9.4.

     9.5 Confidentiality of Agreement. Neither party will disclose any terms of this Agreement to anyone other than its attorneys, accountants, and other professional advisors under a duty of confidentiality except (a) as required by law or (b) pursuant to a mutually agreeable press release or (c) in connection with a proposed merger, financing, or sale of such party's business (provided that any third party to whom the terms of this Agreement are to be disclosed signs a confidentiality agreement no less restrictive than the Receiving Party's duty hereunder).

10. WARRANTIES.

     10.1 Warranties by Both Parties. Each party warrants that it has full power and authority to enter into and perform this Agreement, and the person signing this Agreement on such party's behalf has been duly authorized and empowered to enter into this Agreement.

     10.2 Media Warranty. For a period of ### after each shipment of Licensed Software to Distributor pursuant to Section 3.1 (the "Media Warranty Period"), Openwave warrants that the diskette, CD-ROM, or other media on which the Licensed Software is provided to Distributor will be free of defects in materials and workmanship. Openwave will, at its own expense and as its sole obligation and Distributor's exclusive remedy for any breach of this warranty, replace any defective media returned to Openwave within the Media Warranty Period. This warranty does not apply to damage resulting from misuse, abuse, or neglect.

     10.3 Disclaimer of Warranty. THE EXPRESS WARRANTIES IN THIS SECTION 8 ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, REGARDING THE LICENSED SOFTWARE OR THE DOCUMENTATION, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, ACCURACY OF INFORMATIONAL CONTENT, INTERFERENCE WITH ENJOYMENT OF THE SOFTWARE, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NON-INFRINGEMENT OF THIRD-PARTY RIGHTS. DISTRIBUTOR ACKNOWLEDGES THAT IT HAS RELIED ON NO WARRANTIES OTHER THAN THE EXPRESS WARRANTIES IN THIS AGREEMENT.

     10.4 Warranties Made by Distributor. Distributor will not make or publish any representations, warranties, or guarantees concerning (a) the Licensed Software, other than those made by Openwave, if any, in the Openwave End User License Agreement for the Licensed Software, or (b) Distributor's relationship with Openwave, other than that Distributor is a non-exclusive reseller of Openwave's Licensed Software.

11. INDEMNIFICATION.

     11.1 ###


     11.2 ###

     12. LIMITATION OF LIABILITY. In no event will either party be liable for any consequential, indirect, exemplary, special or incidental damages, including any lost data and lost profits, arising from or relating to this Agreement. Openwave's total cumulative liability in connection with this Agreement and the Licensed Software, whether in contract or tort or otherwise, will not exceed ### Distributor acknowledges that the fees set forth in this Agreement reflect the allocation of risk set forth in this Agreement and that Openwave would not enter into this Agreement without these limitations on its liability.


13. TERM AND TERMINATION .

     13.1 Term. Unless earlier terminated pursuant to Section 13.2, the term of this Agreement will begin on the Effective Date and will conclude after a period of twenty-four (24) months. The term of this Agreement may be renewed for additional twelve (12) month terms upon mutual, written agreement of the parties.

     13.2 Termination. Either party may terminate this Agreement, effective immediately upon written notice to the other party, if (i) the other party breaches any other material provision of this Agreement and does not cure the breach within thirty (30) days after receiving written notice thereof from Distributor, or (ii) is subject to a bankruptcy or insolvency proceeding which proceeding is not dismissed within sixty (60) days thereof.

     13.3 Effects of Termination

          (a) Payment; Licenses; Licensed Software. Upon termination or expiration of this Agreement for any reason, any amounts owed to Openwave under this Agreement before such termination or expiration will be immediately due and payable, all licensed rights granted in this Agreement will immediately cease to exist, and Distributor must promptly discontinue all further use of the Openwave Marks and all further use and distribution of the Licensed Software, except that (i) Distributor may keep one (1) Licensed Software CD and one (1) copy of the Documentation solely for use by Distributor to support existing End Users, and (ii) unless Openwave has terminated this Agreement pursuant to Section 13.2 for Distributor's breach of Sections 2.2 or 4.4, Distributor may sell off its existing inventory of the Licensed Software CDs. If Openwave terminates the Agreement for breach of Sections 2.2 or 4.4, Distributor must immediately return to Openwave all copies of the Licensed Software and certify to Openwave in writing that it has fully complied with this requirement.

          (b)  End  User  Agreements.   End  User  agreements  entered  into  by
     Distributor in accordance with this Agreement will survive the expiration or termination of this Agreement in accordance with their terms.

          (c) Survival.  Sections 1 (Definitions),  2.2 (License  Restrictions),
     2.3 (Ownership of Licensed Software), 9 (Confidentiality), 10.3 (Disclaimer of Warranties), 11 (Indemnification), 12 (Limitation of Liability), 13.3 (Effects of Termination), and 14 (Miscellaneous) will survive expiration or termination of this Agreement for any reason.

     13.4 No Damages for Termination or Non-Renewal. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR TERMINATING OR NOT RENEWING THIS AGREEMENT IN ACCORDANCE WITH SECTION 13. In addition, Distributor shall not be entitled to any compensation, damages or payments in respect of goodwill that has been established or for any damages on account of prospective or anticipated profits, and shall not be entitled to reimbursement in any amount for any training, advertising, market development, investments, leases or other costs that shall have been expended by Distributor before the termination or non-renewal of this Agreement, regardless of the reason for or method of termination or non-renewal of this Agreement. Without limiting the foregoing, Distributor hereby waives any right it may have under applicable legislation to an indemnity, damages, or compensation on account of the termination or non-renewal of this Agreement by Openwave in accordance with its terms.

14. MISCELLANEOUS.

     14.1 Force Majeure. Neither party to this Agreement will be liable for failure to perform any of its obligations hereunder (other than a payment obligation) during any period in which such performance is delayed by fire, flood, war, riot, embargo, organized labor stoppage, earthquake, acts of civil and military authorities, or any other acts beyond its reasonable control; provided, however, that the party suffering such delay immediately notifies the other party of the delay; and provided, further, that either party shall have the right to terminate this Agreement upon sixty (60) days prior written notice if the delay of the other party due to any of the above-mentioned causes continues for a period of sixty (60) days.

     14.2 Governing Law; Language. This Agreement will be governed by and construed in accordance with the laws of the State of California, U.S.A., as such laws apply to contracts between California residents performed entirely within California. The parties expressly exclude the United Nations Convention on Contracts for the International Sale of Goods (1980) from application to this Agreement. This Agreement, and the Exhibits hereto, are prepared and executed in the English language only, which language shall be controlling in all respects. Any translation of this Agreement in any other language shall be for accommodation only, and shall have no legal other effect and shall not be binding upon the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

     14.3 Attorneys' Fees. In the event any proceeding or lawsuit is brought by Openwave or Distributor in connection with this Agreement, the prevailing party in such proceeding shall be entitled to receive its costs, expert witness fees and reasonable attorneys' fees, including costs and fees on appeal.

     14.4 Forum and Venue. All disputes arising under this Agreement may be brought in the state and federal courts located in San Francisco county,
California as permitted by law. Distributor consents to the personal jurisdiction of the above courts.

     14.5 Severability. If any provision of this Agreement is unenforceable, such provision will be changed and interpreted to accomplish the objectives of such provision to the greatest extent possible under applicable law and the remaining provisions will continue in full force and effect. Without limiting the generality of the foregoing, Distributor agrees that Section 12 (Limitation of Liability) will remain in effect notwithstanding the unenforceability of any provision in Section 11.2.

     14.6 Amendment. This Agreement may be amended or supplemented only by a writing that refers specifically to this Agreement and is signed by duly authorized representatives of both parties.

     14.7 Waiver. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefit thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     14.8 Export and Import Laws. Distributor will comply with all applicable export and import control laws and regulations in its use, marketing, and distribution of the Licensed Software and, in particular, Distributor will not export or re-export the Licensed Software without all required United States and foreign government licenses. Distributor will defend, indemnify, and hold harmless Openwave from and against all fines, penalties, liabilities, damages, costs, and expenses incurred by Openwave as a result of any violation of such laws or regulations by Distributor or any of its agents or employees.

     14.9 Notices. All notices required to be sent by either party under this Agreement shall be deemed given: (i) when sent by confirmed facsimile or telecopy; (ii) three (3) business days after being sent by commercial overnight courier with written verification of receipt; or (iii) when received after being mailed postage prepaid by certified or registered mail, return receipt requested (unless received outside 9:00 a.m. to 5:00 p.m. on a business day, in which case receipt will be deemed to have occurred at 9:00 a.m. on the next business day), to the party to be notified, at the respective addresses set forth below, or at such other address which may hereinafter be designated in writing:

     Distributor:
                 -----------------------------------

     [No P.O. Box Addresses]

     Attention:
               ----------------------------------

     [PRINT NAME AND TITLE]

     Phone:
           -----------------------------

     Fax:
         -------------------------------

     Email:
           -----------------------------

     Openwave: 800 Chesapeake Drive

     Redwood City, CA 94063

     Attention:  Steve Peters, General Counsel

     Phone:   +1-650-562-0200

     Fax:     +1-650-817-1499

     Email: speters@corp.Openwave

     Either party may change the address for notices by serving written notice on the other party in accordance with this Section.

     14.10 Independent Contractors. Nothing contained herein, or done in pursuance of this Agreement, shall constitute the parties entering upon a joint venture or partnership, or shall constitute either party the agent for the other for any purpose or in any sense whatsoever, and the relationship between the parties shall only be that of independent contractors. Neither party shall have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of any other party, whether express or implied, or to bind the other party in any respect whatsoever.

     14.11 Successors and Assigns. Subject to the provisions of this Section 14.11, this Agreement and the rights and obligations arising hereunder shall be binding upon and inure to the benefit of the parties and to their respective successors and assigns. Distributor shall not assign any of its rights or obligations hereunder, whether voluntarily or by operation of law, (including, without limitation, mergers or an assignment of substantially all of Distributor's assets that are necessary or used for the full performance of Distributor under this Agreement) without the prior written consent of Openwave. Any unauthorized assignment shall be null and void.

     14.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

     14.13 Headings. The paragraph headings and captions used in this Agreement are included merely for convenience of reference. They are not to be considered part of, or to be used in the interpretation of the Agreement and in no way limit or affect any of the contents of this Agreement or its provisions.

     14.14 Compliance with Laws; Foreign Corrupt Practices Act. Distributor will at all times comply with all applicable laws and regulation and refrain from any unethical conduct or any other conduct that tends to damage the reputation of Openwave or the Licensed Software in marketing and distributing the Licensed Software. Without limiting the foregoing, Distributor shall comply with the provisions of the United States Foreign Corrupt Practice Act ("FCPA"). Distributor (or its employees and agents) shall not directly or indirectly make an offer, payment, promise to pay, or authorize payment, or offer a gift, promise to give, or authorize the giving of anything of value for the purpose of influencing an act or decision of an official of any government within the Territory or the United States Government (including a decision not to act) or inducing such a person to use his influence to affect any such governmental act or decision in order to assist Distributor in obtaining, retaining or directing any such business in relation to the Licensed Software

     14.15 Advice of Legal Counsel. Each party acknowledges and represents that, in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement.

     14.16 Equitable Relief. The parties agree that certain breaches of this Agreement by one party (including without limitation breaches of Section 9 ("Confidentiality") above) may result in irreparable harm to the other party, the extent of which would be difficult and/or impracticable to assess, and where money damages would not be an adequate remedy for that breach. Accordingly, either party shall be entitled to seek immediate equitable and other provisional relief, including without limitation specific performance of this Agreement and a temporary restraining order and/or preliminary and/or permanent injunction, as a remedy for such breach in addition to any and all other remedies available at law or in equity and without prejudice to any such other remedies.

     14.17 Entire Agreement. This Agreement including the attached Exhibits, all of which are incorporated herein by reference), constitutes the entire agreement between the parties and supersedes any prior, collateral or contemporaneous negotiations, representations and agreements, oral or written agreement, between the parties with respect to the subject matter hereof. All conditions, warranties and other terms implied by statute or common law are excluded to the fullest extent permitted by applicable law.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.


OPENWAVE, INC.
                                               -------------------------------------------
                                               [Distributor]

By:                                            By:
    -------------------------------------          ---------------------------------------

Name:                                          Name:
      -----------------------------------            -------------------------------------

Title:                                         Title:
       ----------------------------------             ------------------------------------

Date:                              , 2000      Date:                                , 2000
      -----------------------------                  -------------------------------

Address:   800 Chesapeake Drive                Address:
                                                       -----------------------------------
           Redwood City, CA 94063
                                                       -----------------------------------

Fax Number:  +1-650-817-1499                   Fax Number:
                                                          --------------------------------

                                    Exhibit A

                                Licensed Software

Openwave Secure Enterprise WAP Proxy:


     Openwave Secure Enterprise WAP Proxy consists of:


     WAP Services

     Proxy Services

     Security/Authentication

          Locale  Support  Services  (language  localization  module,   provides
          capability to localize)

          TCP/IP and HTTP1.1 support

Additional Third Party Requirements: The following third party products are required and must be procured by and paid for by Distributor separately: ###


Carrier Requirements: Distributor acknowledges that the first commercial version of the Licensed Software requires the carrier to license Openwave's UP.Link Server Software version 5 or higher products.

                                    Exhibit B

                                 Openwave Marks

                                    Exhibit C

Additional License Restrictions and Distribution Terms For Pre-Released Software

As a condition to Distributor's participation in distribution of early versions of the Licensed Software, Distributor shall comply with the terms and conditions set forth in this Exhibit C.

1. Definitions.

1.1 "Alpha Version" means pre-released software not available to the general public signified with a version number that begins with the letter R. Example R001.

1.2 "Beta Version" means pre-released software not available to the general public signified with a version number lower than 1.0

1.3 "First Commercial Sale Version" means publicly available software with a version number that is 1.0 or higher

2. Distribution Limits. Distributor understands and agrees that for the Alpha Version and Beta Version of the Licensed Software, Openwave's initial distribution shall be for a limited number of End Users who require licenses for not less than 1,000 and not more than 10,000 concurrent users. Accordingly, Distributor agrees that for the Alpha Version and Beta Version of the Licensed Software, Distributor shall be required to obtain Openwave's prior approval before distributing the Licensed Software to any individual person or entity. Such approval may be given or withheld in Openwave's sole discretion.

3. Version Control.

3.1 Openwave will initially provide copies of the Alpha Version of the Licensed Software to Distributor hereunder. If Openwave develops and makes available for distribution a Beta Version or First Commercial Sale Version of the Licensed Software, Openwave will notify Distributor.

3.2 Immediately upon receipt of such notice, Distributor shall cease distribution of the version (Alpha Version or Beta Version, as applicable) of the Licensed Software then in Distributor's possession and shall return to Openwave all copies of such version of the Licensed Software then in its possession. Openwave will replace the returned copies of the Licensed Software with copies of the new version (Beta Version or First Commercial Sale Version, as applicable) at no additional charge.

3.3 In addition, upon receipt of the notice provided hereunder, Distributor will notify the End Users who obtained the Alpha Version or Beta Version from Distributor that a new version is available. Openwave will make available copies of the new version (Beta Version or First Commercial Sale Version, as applicable) of the Licensed Software for replacement of such End Users' copies of the Licensed Software at no additional charge. Distributor shall distribute to such End Users the appropriate number of copies of the new version of the Licensed Software and will retrieve and deliver to Openwave all copies of the prior version of the Licensed Software then in the possession of the End Users.

3.4 Nothing herein shall obligate Openwave to develop any modification, update, improvement or version beyond the Alpha Version. Distributor shall not disclose or announce availability of a new version of the Licensed Software or any related product or service unless and until Openwave gives its prior written approval of such disclosure or announcement.

4. Support Commitments. Distributor shall use best efforts to promote Support Services to End Users licensing the Alpha or Beta Versions of the Licensed Software. For each End User who purchases Support Services, Distributor shall collect and provide to Openwave contact information for the End User's systems administration personnel. Openwave shall be permitted to contact such personnel in connection with the Licensed Software. Distributor shall notify each End User that Openwave is receiving such information and may contact such personnel.

5. Marketing Activities. End User shall not disclose or announce availability of a new version of the Licensed Software or any related product or service unless and until Openwave gives its prior written approval of such disclosure or announcement. Openwave shall have the right to issue a press release announcing that the End User has licensed the Licensed Product. Upon Openwave's request, End User, Openwave and Distributor will issue a joint press release announcing the licensing of the Licensed Software by End User.

5. Openwave Access. During Alpha and Beta periods, End User shall make available to Openwave remote access to End User's systems running the Licensed Software for testing and diagnostic purposes. Such access will be through a secure shell or telnet connection to End User's systems, not mere dial up access. End User shall grant to Openwave root access privileges in the systems running the Licensed Software, solely for testing and diagnostic purposes. Openwave shall be permitted to download testing and diagnostic data.

                                    Exhibit D

                        Minimum End User Agreement Terms

Third Party Beneficiary. End User is hereby notified that Openwave, Inc., a Delaware corporation located at 800 Chesapeake Drive, Redwood City, CA 94063 ("Openwave") is a third-party beneficiary to the End User Agreement between Distributor and End User. Certain provisions of this Agreement are made expressly for the benefit of Openwave and are enforceable by Openwave in addition to Distributor.

Training. Prior to using the Licensed Software, End User shall have at least one of its IS personnel complete, at End User's expense, Openwave UP.University course on the use of the UP.Link Server Software.

Version Control. If End User receives from Openwave or its distributor a version of the software that replaces a version supplied to End User as an "Alpha" or "Beta" product, End User's license to the prior version shall cease to exist, and the replacement version shall become the software licensed to End User under End User's license agreement with Openwave. End User shall promptly replace on its systems the prior version with the new version received and shall cease all use of the prior version and destroy all copies of the prior version in End User's possession or control. Upon request, End User shall certify in writing to Openwave that it has complied with this paragraph. Nothing herein shall entitle End User to receive any modification, update, improvement or new version of the Licensed Software.

Marketing Activities. End User shall not disclose or announce availability of a new version of the Licensed Software or any related product or service unless and until Openwave gives its prior written approval of such disclosure or announcement. Openwave shall have the right to issue a press release announcing that the End User has licensed the Licensed Product. Upon Openwave's request, End User, Openwave and Distributor will issue a joint press release announcing the licensing of the Licensed Software by End User.

                                    Exhibit E

                                      Fees

Distributor shall be granted a ### relative to the SRP prices shown below for Enterprise Proxy Product.


Openwave Enterprise Proxy with 128 bit security
Production                              ASP             SRP

30 day Trial Version                    ###              ###               ###
EP CD - 5 MNCCs                         ###              ###               ###
License Pack 5 MNCCs*                   ###              ###               ###
License Pack 10 MNCCs*                  ###              ###               ###
License Pack 50 MNCCs*                  ###              ###               ###
Lic. Pack 100 MNCCs*                    ###              ###               ###
Lic. Pack 500 MNCCs*                    ###              ###               ###
Lic. Pack 1,000 MNCCs*                  ###              ###               ###
Lic. Pack 10,000 MNCCs*                 ###              ###               ###
Lic. Pack 50,000 MNCCs*                 ###              ###               ###
Lic. Pack100,000 MNCCs*                 ###              ###               ###
*Requires prior or simultaneous license of Licensed Software CD


Support Services                        ASP              SRP          Disc (20%)
EP CD 5 MNCCs                           ###              ###               ###
Lic. Pack* 5                            ###              ###               ###
MNCCs
Lic. Pack* 10 MNCCs                     ###              ###               ###
Lic. Pack* 50 MNCCs                     ###              ###               ###
Lic. Pack* 100 MNCCs                    ###              ###               ###
Lic. Pack* 500 MNCCs                    ###              ###               ###
Lic. Pack* 1,000 MNCCs                  ###              ###               ###
Lic. Pack* 10,000 MNCCs                 ###              ###               ###
Lic. Pack* 50,000 MNCCs                 ###              ###               ###
Lic. Pack*100,000 MNCCs                 ###              ###               ###
*Requires prior or simultaneous purchase of Support Service for Licensed Software CD

###

Billing Information

All invoices required to be sent under this Agreement shall be sent to the address set forth below, or at such other address which may hereinafter be designated in writing:

       Distributor:
                         -----------------------------------
                          [NO P.O. BOX ADDRESSES]

                         -----------------------------------

                         Attention:
                                   -------------------------
                                   [PRINT NAME AND TITLE]
                         Phone:
                               -----------------------------
                         Fax:
                             -------------------------------
                         Email:
                               -----------------------------

                                    Exhibit F

                                   Report Form


>   Company Info: Name, Mailing address

>   Primary Contact: Name, telephone number, email address

>   Technical Contact: Name, telephone number, email address

>   Products purchased:

>   Date of license

                                    Exhibit G

                          Distributor Support Agreement

     This Distributor Support Agreement (the "Distributor Support Agreement") is entered into as of the Effective Date of the Software Distribution Agreement by and between Openwave, Inc., a Delaware corporation, having a place of business at 800 Chesapeake Drive, Redwood City, CA 94063 ("Openwave") and ________________________________, a ____________________ corporation, having a place  of  business  located  at  ______________________________________________
("Distributor").

                                    RECITALS

     WHEREAS, simultaneously with the execution of this Distributor Support Agreement, Openwave and Distributor have entered into that certain Software Distribution Agreement dated _________________, 2000 (the "Agreement") pursuant to which Openwave grants Distributor certain licenses and rights to the Licensed Software; and

     WHEREAS, Distributor desires to obtain, and Openwave desires to provide Improvements to the Licensed Software and Distributor Support upon the following terms and conditions;

     Therefore, in consideration of their mutual promises and other valuable consideration, Openwave and Distributor agree as follows:

1. DEFINITIONS

     Unless otherwise defined herein, all terms defined in the Agreement have the same meanings when used with title case letters in this Exhibit G ("Distributor Support Agreement").

     1.1 "Error(s)" means any verifiable and reproducible failure of the Licensed Software (or any superseded version of the Licensed Software for which Openwave will provide maintenance pursuant to Section 3.2 ("Version Level Support") of the Distributor Support Agreement) to materially conform to the functions of such product as described in the Documentation. Notwithstanding anything contained herein to the contrary, the term "Error" shall not include any failure of the Licensed Software to materially conform to such functions as described and set forth in the Documentation that: (i) results from Distributor's misuse or improper use of the Licensed Software; (ii) does not materially affect the operation and use of the Licensed Software; (iii) results from the modification by Licensee of the Licensed Software in a fashion not contemplated by this Distributor Support Agreement; or (iv) results from Distributor's failure to implement in a timely manner any relevant Improvements made available to Licensee by Openwave. Openwave shall determine whether any failure of the Licensed Software to materially conform to such functions as described in the applicable Documentation constitutes an Error for the purpose of this Distributor Support Agreement, and shall also determine if an Error is a Priority 1, 2 or 3 Error as defined below.

     1.2 "Error Correction(s)" means either: (a) a modification of, addition to or deletion from the Licensed Software that, when made to the Licensed Software, causes the Licensed

Software to materially conform to the functions of the Licensed Software as described and set forth in the Documentation; or (b) a procedure or routine that, when observed in the regular operation of the Licensed Software, eliminates the material adverse effect on Licensee of such Error.

     1.3 ###





     1.4 ###




     1.5 ###

     1.6 "Distributor Support" means the ongoing maintenance and support services for the Licensed Software to be performed by Openwave under this Distributor Support Agreement.

     1.7 "Workaround" means a solution that Openwave (after diagnosing an Error) has implemented, or enabled Licensee to implement, that allows the Licensed Software to regain functionality and provide major functions substantially in accordance with the Documentation.

2. IMPROVEMENTS

     Provided that Distributor is current in its Support Fee payments as set forth in this Distributor Support Agreement, all Improvements of the Licensed Software, if any, will be made available by Openwave to Distributor subject to the provisions of this Distributor Support Agreement and the Agreement.

3. SUPPORT SERVICES

     3.1 Response to Errors

          3.1.1 Distributor Responsibilities. Distributor agrees to notify Openwave's Global Technical Assistance Center in writing promptly following the discovery of any Error. E-mail constitutes written notification. Openwave agrees to make available to Distributor a listing of known Errors and to notify Distributor in writing promptly following the discovery of any Priority 1 Error. Further, upon discovery of an Error, Distributor agrees, if requested by Openwave, to submit to Openwave a listing of output and any other data that Openwave may reasonably require in order to reproduce the Error and/or the operating conditions under which the Error occurred or was discovered. Such listings and data shall be deemed part of Distributor's Confidential Information. All information, oral or written, communicated between the parties concerning any Errors is Confidential Information and is governed by Section 9 ("Confidential Information") of the Agreement.

          3.1.2 Openwave Telephone, Electronic and Remote Support. During the term of this Support Agreement, Openwave's Global Technical Assistance Center ("GTAC")
     shall provide Support Services to Distributor on a twenty-four (24) hour per day, seven (7) days per week basis. Communications between Distributor and Openwave will include electronic mail, telephone and remote access. All urgent requests for reporting Priority 1 Errors as defined hereunder must be submitted to Openwave via the GTAC support line, telephone number: # # # All other requests should be submitted to Openwave via email to: tac@Openwave. The foregoing addresses, telephone numbers and other contact information are subject to change on reasonable advance notice. Initial installation will be scheduled upon Distributor's completion of a preliminary checklist form to be provided by Openwave. Openwave will, for the purposes of performing prompt software installation and Distributor Support to the Licensed Software, utilize a remote access method, (i) telnet (ii) ssh or (iii) modem dial-up. Each access method must facilitate terminal login, HTTP and FTP access. Openwave will provide Distributor with two IP addresses from which the telnet session will originate and which allows Distributor to filter for security purposes. Distributor agrees to elect up to four (4) employees who are authorized to contact and work with the GTAC as required.

          3.2 Version Level Support. During the term of this Distributor Support Agreement, Openwave will support: (i) the then-current, commercially available release of the Licensed Software and Updates, if any, supplied to Distributor by Openwave; and (ii) one prior release of the Licensed Software.

     3.3 Other Support Services

          3.3.1 Installation and Operational Support. In undertaking the support commitments described in this Distributor Support Agreement, Openwave will provide Distributor with one (1) remote installation. Openwave will provide limited telephone, remote and email support, which is not to exceed four
     (4) hours per month per Distributor, for non-covered failures and defects (any additional support for non-covered failures and defects shall be on reasonable terms, conditions and rates, as agreed upon by the parties).

          3.3.2 Training. Openwave will provide a two (2) day technical training session, for up to five (5) of Distributor's technical personnel, regarding the operation of the Licensed Software. Such training will be conducted at a location to be agreed by the parties and Distributor shall bear all expenses arising from attending such training session. 3.3.3 On-site Installation and Training. Upon request, Openwave will provide, subsequent to the initial installation, (i) on-site installation at Distributor's facility for an additional fee of # # #

     3.3.3 On-site Installation and Training. Upon request, Openwave will provide, subsequent to the initial installation, (i) on-site installation at Distributor's facility for an additional fee of # # #


     3.4 Exclusions from Support Services. Support Services under this Support Agreement do not cover services for any failure or defect in the Licensed Software caused by any of the following: (a) the improper use, alteration, or damage of the Licensed Software by Distributor or persons other than Openwave employees; (b) modifications to the Licensed Software not made or authorized by Openwave; (c) interfacing between the Licensed Software and operating systems, database software and/or other software that is not approved by Openwave; or (d) use of Licensed Software: (i) on hardware that has not been approved by Openwave; or (ii) on a computer server other than the Designated Server or any authorized replacement for it.

         3.5 Additional Services. Except as otherwise provided under Section 3 ("Other Support Services"), Openwave will provide to Distributor such additional services relating to the Licensed Software not otherwise provided as part of the Distributor Support hereunder as may be requested by Distributor from time to time on terms, conditions and rates as the parties shall agree upon.

4. FEES AND TAXES

     4.1 Support Fees. The Support Fee is as provided in Exhibit E. If any payment due hereunder is overdue, Openwave may suspend performance hereunder until such delinquency is corrected.

     4.2 Taxes. The Support Fees do not include any taxes, duties or charges of any kind. Distributor shall be responsible for all applicable foreign, federal, state, local or other taxes, including, without limitation, withholding, sales, use, value added taxes or any amounts levied in lieu thereof imposed by any foreign, federal, state or local governmental entity for products or services provided under this Distributor Support Agreement (hereinafter "Taxes"); provided, however, Distributor shall have no responsibility for taxes based on Openwave's net income. Openwave will invoice Distributor for the amounts of any such Taxes Openwave is legally obligated to collect, and Distributor will pay such amounts to Openwave promptly upon receipt of such invoice.

     4.3 Late Payments.  Payments by Distributor that are not made within thirty
(30) days of receipt of invoice shall be subject to a late charge equal to one and one-half percent (1 1/2%) per month (or, if less, the maximum allowed by applicable law) on the overdue balance, calculated from the date due until the date paid. Distributor shall be responsible for any costs resulting from collection by Openwave of any such past due amounts, including, without limitation, reasonable attorney fees and court costs.

5. TERM AND TERMINATION

     5.1 Term of the Support Agreement. This Distributor Support Agreement shall commence on the Effective Date of the Agreement and shall extend after termination or expiration of the Agreement with respect to any sublicenses that survive expiration or termination of the Agreement. Distributor will not be permitted to add additional End Users to this Distributor Support Agreement after termination or expiration of the Agreement. Openwave may terminate this Distributor Support Agreement upon the expiration of Distributor's obligations to provide support to End Users as set forth in Section 13.3 ("Effect of Termination") of the Agreement. Distributor may terminate this Distributor Support Agreement at any time by not less than one (1) quarter's written notice for End Users for which it no longer requires support; provided, that if Distributor so terminates this Distributor Support Agreement and later wishes to resume receiving Distributor Support for such End User hereunder, it may do so only by first paying a reinstatement fee equal to the amount of Support Fees Distributor would have been required to pay hereunder for such End User for the entire period during which it did not receive such Distributor Support, including late charges thereon in accordance with Section 4.3 ("Late Payments") above.

     5.2 Termination with Cause. This Distributor Support Agreement may be terminated immediately by either party in the event: (i) the other party breaches any material provision of this Distributor Support Agreement or the Agreement and does not remedy such breach within thirty (30) days following notice of such breach from the non-breaching party; (ii) the other party becomes insolvent; (iii) if the other party makes an assignment for the benefit of creditors; or (iv) there are instituted by or against the other party proceedings in bankruptcy, reorganization, receivership or dissolution and such proceeding is not removed within sixty (60) days thereafter.

     5.3 Return of Confidential Information. Upon termination of this Distributor Support Agreement pursuant to Section 5 ("Term and Termination"), each party shall: (i) return to the other party the original and all copies of any Confidential Information of the disclosing party in its possession or control and any summaries or analyses thereof or studies or notes thereon in its possession or control; and (ii) at the disclosing party's request, have one of the officers of the receiving party certify in writing that it: (a) shall not make any further use of such Confidential Information of the disclosing party; and (b) shall comply with the terms of Section 9 ("Confidentiality") of the Agreement regarding prohibited use of Confidential Information of the disclosing party.

     5.4 Survival. The provisions of Sections 1 ("Definitions"), 4 ("Fees and Taxes"), 5.3 ("Return of Confidential Information"), 5.4 ("Survival") and 6 ("Miscellaneous") of this Distributor Support Agreement shall survive any expiration or termination of this Distributor Support Agreement.

6. MISCELLANEOUS

     6.1 Other Provisions. The provisions of the Agreement shall apply as appropriate to this Distributor Support Agreement, and are incorporated herein in full by reference. If a conflict arises between the Distributor Support Agreement and the Agreement, the terms of the Agreement shall control.

     6.2 No License Rights. Nothing in this Distributor Support Agreement shall be construed to grant Distributor any license rights, except as provided in the Agreement.

     IN WITNESS WHEREOF, the parties have entered into this Support Agreement as of the date first written above.

OPENWAVE, INC.                          DISTRIBUTOR

By:                                      By:
   ----------------------------             ------------------------------------

Name:                                    Name:
     --------------------------               ----------------------------------

Title:                                   Title:
      -------------------------                --------------------------------

                                    EXHIBIT H

                                designated server


Computer Equipment:

     Brand and model of CPU(s) and number of each:
                                                  ------------------------------

     ---------------------------------------------------------------------------

     Data Base(s):
                  --------------------------------------------------------------

Installed Site:


     Name:             __________________________________

     Address:          __________________________________

                       __________________________________

                       __________________________________

     Phone:            __________________________________

     Fax:              __________________________________


By: ______________________________________

Name: ____________________________________

Title: ___________________________________

Date: ______________________________, 2000

                          DEVELOPER ALLIANCE AGREEMENT
                         Agreement No.:________________

     This Developer Alliance Agreement (the "Agreement") is entered into by and between Openwave Systems Inc., a Delaware corporation, having a principal office at 800 Chesapeake Drive, Redwood City, CA 94063 ("Openwave") and Geoworks Corporation, a Delaware corporation, having a principal place of business at 960 Atlantic Avenue, Alameda CA 94501 ("Alliance Member") identified below. The terms of this Agreement shall apply to each Licensed Software license granted and to all services provided by Openwave under this Agreement, which will be identified on one or more Order Forms.

1. DEFINITIONS

1.1 "Commencement Date" means the date on which the Licensed Software is delivered by Openwave, or if no delivery is necessary, the Effective Date set forth on the relevant Order Form.

1.2 "Designated Server" shall mean the computer server owned or leased and operated by the Alliance Member or operated on behalf of the Alliance Member by an outsourcing entity, and identified on the Order Form, upon which the Alliance Member is authorized to exercise the rights granted to it under this Agreement.

1.3 "Documentation" means the user guides and manuals for the use of the Licensed Software. Documentation is provided in the CD-ROM or bound form, whichever is generally available.

1.4 "Order Form" shall mean the document in hard copy or electronic form by which the Alliance Member orders Licensed Software licenses and services and which is agreed to by the parties. The Order Form shall reference the Effective Date of this Agreement.

1.5 "Licensed Software" shall mean the UP.Link server software in object code form distributed by Openwave and the media, Documentation, and Updates therefor.

1.6 "Support Services" means the ongoing maintenance and support of the Licensed Software performed by Openwave under its then-current terms in effect on the date Support Services are performed.

1.7 "Update" shall mean a subsequent release of a Licensed Software which Openwave makes generally available for Licensed Software licenses at no additional license fee other than media and handling charges, provided the Alliance Member is current on all fees required for Support Services for such licenses for the relevant time period. Updates shall not include any release, option or future product that Openwave licenses separately.

1.8 "Value-Added Package" shall mean the hardware or software products or services having added value which are developed, sold, and/or licensed by Alliance Member.

2. RIGHTS GRANTED

2.1 Development and Demonstration Use Licenses. Openwave grants to the Alliance Member a non-exclusive, non-transferable license to use the Licensed Software as follows:

     A. To use the Licensed Software to assist in the development or prototyping of Value-Added Package(s);

     B. To demonstrate the Licensed Software to potential customers solely in conjunction with the demonstration of the Value-Added Package(s);

     C. To use the Documentation provided with the Licensed Software in support of the Alliance Member's authorized use of the Licensed Software; and

     D. To make one (1) copy the Licensed Software for archival or backup purposes. No other copies shall be made without Openwave's prior written consent. All titles, trademarks, and copyright and restricted rights notices shall be reproduced in such copies. Such copy of the Licensed Software is subject to the terms of this Agreement.

2.2 Limitations on Use. The Alliance Member shall not use or duplicate the Licensed Software (including the Documentation) for any purpose other than as specified in this Agreement or make the Licensed Software available to third parties. The Alliance Member shall not (a) use the Licensed Software for its internal data processing or for processing customer data; (b) rent, lease, grant a security interest in, transfer right, electronically distribute or timeshare the remote processing services or otherwise distribute the Licensed Software by interactive cable or remote processing services or otherwise distribute the Licensed Software; or (c) cause or permit the Licensed Software to be modified, translated, reverse engineered, disassembled, or decompiled.

2.3 Title. Openwave and its suppliers shall retain all title, copyright, and other proprietary rights in the Licensed Software and any other modifications or translations thereof. The Alliance Member does not acquire any rights in the Licensed Software other than those specified in this Agreement.

3. SUPPORT SERVICES. Support Services will be provided under Openwave's support policies in effect on the date Support Services are ordered. Openwave will provide training as agreed to by the parties under the terms of this Agreement. # # #

4.   FEES AND PAYMENT

4.1  License Fees. # # #

4.2  # # #

4.3 General Payment Terms. All fees shall be due and payable within thirty (30) days from the date of invoice. Fees due by the Alliance Member shall not be subject to set-off for any claims against Openwave. All payments shall be made in United States currency. The Alliance Member shall be responsible for all applicable national, state and local taxes, value added or sales taxes, levies and assessments pertaining to the sale of the Licensed Software (except taxes based upon Openwave's net income from the sale of the Licensed Software to the Alliance Member) except to the extent the Alliance Member provides Openwave with a valid tax exemption certificate. Any amounts payable by the Alliance Member hereunder which remain unpaid after the due date shall be subjected to a late charge equal to # # # per month from the due date until such amount is paid.

4.4 Billing Information. All invoices required to be sent under this Agreement shall be deemed given: (i) when sent by confirmed facsimile or telecopy; (ii) three (3) business days after being sent by commercial overnight courier with written verification of receipt; or (iii) when received after being mailed postage prepaid by certified or registered mail, return receipt requested, to the address set forth below, or at such other address which may hereinafter be designated in writing:

         Alliance Member:  Geoworks Corporation
                           960 Atlantic Avenue
                           Alameda CA 94501
                           Attn. CFO
                           510 814 1660
                           fax 510 814 4251
                           ttoppin@geoworks.

5. NOTICE OF CLAIM. The Alliance Member will notify Openwave promptly in writing of: (a) any claim or proceeding involving the Licensed Software that comes to its attention; and (b) any material change in the management or control of the Alliance Member. Said notices shall be sent to the address set forth above.

6. TERM AND TERMINATION

6.1 Term. This Agreement shall become effective on the Effective Date and shall remain in effect for # # # unless renewed upon mutual agreement by the parties or unless this Agreement is terminated as provided in this Section 6.

6.2 Termination by the Alliance Member. The Alliance Member may terminate any Licensed Software license at any time; however, termination shall not relieve the Alliance Member's obligations specified in Section 6.4.

6.3 Termination by Openwave. Openwave may terminate this Agreement at any time upon written notice if the Alliance Member breaches this Agreement and fails to correct the breach within thirty (30) days following written notice specifying the breach.

6.4 Effect of Termination. Upon expiration or termination of this Agreement, all of the Alliance Member's rights to the Licensed Software as set forth in this Agreement shall cease. The termination of this Agreement shall not limit either party from pursuing any other remedies available to it, including injunctive relief, nor shall such termination relieve the Alliance Member's obligation to pay all fees that have accrued or that are owed by the Alliance Member. The parties' rights and obligations under Section 2, 4, 5, 6, 7, 8, 9, 10 and 11 shall survive termination of this Agreement. Upon termination, the Alliance Member shall cease using and shall return or destroy all copies of the Licensed Software.

7. INDEMNITY, WARRANTIES, REMEDIES


# # #

7.2      Warranty and Disclaimers

7.2.1    # # #



7.3 Disclaimers. THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, OF ANY KIND, AS TO ITS ACCURACY OR COMPLETENESS, AND ALL SUCH WARRANTIES ARE EXPRESSLY DISCLAIMED. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, OPENWAVE DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS AND DATA SECURITY, WITH RESPECT TO THE LICENSED SOFTWARE. OPENWAVE DOES NOT WARRANT THAT THE USE OF THE LICENSED SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE, NOR DOES OPENWAVE GUARANTEE, OR MAKE ANY REPRESENTATIONS REGARDING THE USE OF, OR THE RESULTS OF THE USE OF, THE LICENSED SOFTWARE IN TERMS OF CORRECTNESS, ACCURACY, RELIABILITY OR OTHERWISE, AND THE ALLIANCE MEMBER RELIES ON THIS LICENSED SOFTWARE AND ITS RESULTS SOLELY AT THE ALLIANCE MEMBER'S OWN RISK.

7.4 Exclusive  Remedies.  For any breach of the warranties  contained in Section
7.2 above, the Alliance Member's exclusive remedy, and Openwave's entire liability, shall be (i) repair or replace the Licensed Software; or (ii) advise the Alliance Member how to achieve substantially the same functionality as described in the Documentation. For Support Services, Openwave will re-perform the services.

# # #

8. CONFIDENTIALITY. Confidential information shall mean this Agreement and all information a party discloses to the other which has been either (a) characterized as confidential at the time of its disclosure, or (ii) orally characterized as confidential at the time of disclosure. Confidential Information shall not include Confidential Information that: (i) is or becomes a matter of public knowledge through no fault of the Receiving Party; or (ii) was in the Receiving Party's possession prior to receipt from the Disclosing Party; or (iii) was rightfully disclosed to the Receiving Party by another person without restriction; or (iv) is independently developed by the Receiving Party without access to such Confidential Information. The Receiving Party may disclose Confidential Information pursuant to any statutory or regulatory authority or court order, provided the Disclosing Party is given prompt written notice of such requirement and the scope of such disclosure is limited to the extent possible. The Alliance Member shall not disclose the results of any benchmark tests of the Licensed Software to any third party without Openwave's prior written approval. The parties agree to hold each other's Confidential Information in confidence during the Term and for a period of three (3) years after termination of this Agreement. The parties agree, unless required by law, not to make each other's Confidential Information available in any form to any third party for any purpose other than the implementation of this Agreement. Each party agrees to take all reasonable steps to ensure that Confidential
Information is not disclosed or distributed by its employees or agents in violation of the terms of this Agreement.

     The Alliance Member acknowledges that Openwave is likely to disclose Confidential Information of a highly confidential and strategic nature. The Alliance Member also acknowledges that certain employees and contractors of the Alliance Member are currently or may be involved in the development of products which are competitive to the Licensed Software ("Competing Product"). The Alliance Member agrees to notify Openwave in writing upon initiation of planning and/or development activities in connection with one (1) or more Competing Products. At such time as the Alliance Member initiates such activities, Openwave will have right, in its sole discretion, to terminate this Agreement. The Alliance Member agrees to use commercially reasonable efforts to ensure that at no time, either during the Term or for a period of three (3) years after the expiration or termination hereof, will the Alliance Member allow its employees or contractors who are directly engaged in the development of a Competing Product to have access to Confidential Information, the use of which is restricted under this Agreement.

9. LIMITATION OF LIABILITY. UNDER NO CIRCUMSTANCES AND UNDER NO LEGAL THEORY, TORT, CONTRACT, OR OTHERWISE, SHALL OPENWAVE OR ITS SUPPLIERS BE LIABLE TO THE ALLIANCE MEMBER OR ANY OTHER PERSON FOR ANY DAMAGES OFANY KIND ARISING OUT OF THE USE OR INABILITY TO USE THE LICENSED SOFTWARE OR ANY DATA SUPPLIED THEREWITH OR OTHERWISE OUT OF THIS AGREEMENT, REGARDLESS OF WHETHER THEY ARE INDIRECT, SPECIAL, INCIDENTIAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOSS OF GOODWILL, WORK STOPPAGE, COMPUTER FAILURE OR MALFUNCTION, OR ANY AND ALL OTHER COMMERCIAL DAMAGES OR LOSSES, EVEN IF OPENWAVE IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY THIRD PARTY. THIS LIMITATION OF LIABILITY SHALL NOT APPLY TO LIABILITY FOR DEATH OR PERSONAL INJURY TO THE EXTENT APPLICABLE LAW PROHIBITS SUCH LIMITATION. # # #


10.   PROPRIETARY RIGHTS

10.1 Title and Ownership. All copies of the Licensed Software and Documentation whether in machine-readable or printed form, and including, without limitation, derivative works, compilations, or collective works thereof and all related technical know-how and all rights therein (including without limitation rights in patents, copyrights, and trade secrets applicable thereto), are and shall remain the exclusive property of Openwave or its suppliers. The Alliance Member shall not take any action to encumber, lien, or otherwise assign to any third party Openwave's ownership of and rights with respect to the Licensed Software and Documentation. The Alliance Member shall have only those rights in or to the Licensed Software and Documentation granted to it pursuant to this Agreement.

10.2 Proprietary Notices. Alliance Member will ensure that all copies of the Licensed Software incorporate copyright and other proprietary notices in the same manner that Openwave incorporates such notices in the Licensed Software or in any manner reasonably requested by Openwave. The Alliance Member will not remove any copyright or other proprietary notices incorporated on or in the Licensed Software by Openwave.

10.3 Use of Trademarks. During the Term, the Alliance Member shall use the trademarks, marks, and trade names that Openwave and its suppliers may adopt from time to time (the "Trademarks") solely for the purposes set forth under this Agreement. Nothing herein will grant to the Alliance Member any right, title or interest in or to the Trademarks. At no time during or after the Term of this Agreement will the Alliance Manager challenge or assist others to challenge Openwave's ownership of and/or the validity of Openwave's Proprietary Rights, including without limitation the Trademarks and/or the registration thereof, or attempt to register any trademarks, marks or trade names confusingly similar to those of Openwave. The Alliance Member shall follow all trademark usage guidelines communicated by Openwave in connection with the Alliance Member's use of the Trademarks. Failure to comply with such guidelines shall entitle Openwave to terminate immediately the Trademark rights granted to the Alliance Member hereunder. Upon termination of this Agreement for any reason, the Alliance Member will immediately cease all use of the Licensed Software's names and the Trademarks and, at the Alliance Member's election, destroy or deliver to Openwave all materials in the Alliance Member's control or possession which bear such names and trademarks, including any sales literature.

The Alliance Member shall not market the Openwave Licensed Software in any way which implies that the Openwave Licensed Software are the proprietary product of the Alliance Member or of any party other than Openwave. Openwave shall not have any liability to the Alliance Member for any claims made by third parties relating to the Alliance Member's use of Openwave's trademarks.

11.   MISCELLANEOUS

11.1 Force Majeure. Neither party to this Agreement will be liable for failure to perform any of its obligations hereunder (other than a payment obligation) during any period in which such performance is delayed by fire, flood, war, riot, embargo, organized labor stoppage, earthquake, acts of civil and military authorities, or any other acts beyond its reasonable control; provided, however, that the party suffering such delay immediately notifies the other party of the delay; and provided, further, that either party shall have the right to terminate this Agreement upon thirty (30) days prior written notice if the delay of the other party due to any of the above-mentioned causes continues for a period of thirty (30) days.

11.2 Governing Law and Jurisdiction; Language. This Agreement will be governed by and construed in accordance with the laws of the State of California, as applied to agreements made and performed entirely within California. The Alliance Member hereby irrevocably consents and subjects itself to the jurisdiction of the state and Federal courts located within the State of California. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

11.3 Severability. If any provisions of this Agreement, or application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force.

11.4 Amendment. This Agreement may be amended or supplemented only by a writing that refers specifically to this Agreement and is signed by duly authorized representatives of both parties.


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

11.5 Waiver. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefit thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

11.6 Assignment. The Alliance Member may not assign or otherwise transfer any rights under this Agreement without Openwave's prior written consent.

11.7 Export. The Alliance Member acknowledges and agrees that the Licensed Software is subject to certain U.S. export control licensing restrictions, including U.S. Commerce Department controls on encrypted technology. THIS AGREEMENT IS EXPRESSLY MADE SUBJECT TO ANY LAWS, REGULATIONS, ORDERS OR OTHER RESTRICTIONS ON THE EXPORT FROM THE U.S. OF ANY SOFTWARE THAT INCLUDES OR INCORPORATES ANY ENCRYPTION TECHNOLOGY, INCLUDING THE LICENSED SOFTWARE. The Alliance Member agrees to comply at all times with all applicable United States laws and regulations relating to the exportation of the Licensed Software and with all applicable foreign laws and regulations relating to the Licensed Software and this Agreement, and shall not export or re-export the Licensed Software from the U.S., except in strict compliance with U.S. export control laws, including, as applicable, obtaining appropriate licensing authority from the U.S. Commerce Department prior to any export or re-export of the Licensed Software. The Alliance Member shall obtain written assurances from each of its Subscribers to fully comply with the provisions of this Section 11.7. The Alliance Member agrees that its obligations pursuant to this Section 11.7 shall survive and continue after any termination or expiration of rights under this Agreement.

11.8 Notices. All notices required to be sent by either party under this Agreement shall be deemed given: (i) when sent by confirmed facsimile or telecopy; (ii) three (3) business days after being sent by commercial overnight courier with written verification of receipt; or (iii) when received after being mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the respective addresses set forth above, or at such other address which may hereinafter be designated in writing.

11.9 Independent Contractors. Nothing contained herein or done in pursuance of this Agreement shall constitute the parties entering upon a joint venture or partnership, or shall constitute either party the agent for the other for any purpose or in any sense whatsoever. Neither party shall, for any purpose, be deemed to be an agent of the other party and the relationship between the parties shall only be that of independent contractors. Neither party shall have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of any other party, whether express or implied, or to bind the other party in any respect whatsoever.

11.10 Successors and Assigns. Subject to the provisions of this Section 11.10, this Agreement and the rights and obligations arising hereunder shall be binding upon and inure to the benefit of the parties and to their respective successors and assigns. The Alliance Member shall not assign any of its rights or obligations hereunder, whether voluntarily or by operation of law (including without limitation through merger, acquisition, reorganization, liquidation, foreclosure, involuntary sale in bankruptcy, or the purchase of substantially all of the Alliance Member's assets or otherwise), without the prior written consent of Openwave, which consent shall not be unreasonably withheld. Any unauthorized assignment shall be null and void.

11.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

11.12 Headings. Headings used in this Agreement are for reference only and will not be used in the interpretation of the Agreement.

11.13 Federal Government. The Alliance Member understands and agrees, that (a) use, reproduction, release, modification or disclosure of the Licensed Software, or any part thereof, including technical data, is restricted in accordance with Federal Acquisition Regulation ("FAR") 12.212 for civilian agencies and Defense Federal Acquisition Regulation Supplement ("DFARS") 227.7202 for military agencies, (b) the Licensed Software is a commercial product, which was developed at private expense, and (c) use of the Licensed Software by any Government agency, department or other agency of the Government is further restricted as set forth in the sublicense agreement.

11.14 Equitable Relief. The Alliance Member agrees that certain breaches of this Agreement by the Alliance Member (including without limitation breaches of Section 9 above) may result in irreparable harm to Openwave, the extent of which would be difficult and/or impracticable to assess, and that money damages would not be an adequate remedy for such breach. Accordingly, Openwave shall be entitled to seek immediate equitable and other provisional relief, including without limitation specific performance of this Agreement and a temporary restraining order and/or preliminary and/or permanent injunction, as a remedy for such breach in addition to any and all other remedies available to Openwave at law or in equity and without prejudice to any such other remedies.

11.15 Entire Agreement. This Agreement, and the Exhibits attached hereto, all of which are incorporated herein by this reference, constitute the entire agreement and understanding between the parties with respect to its and their subject matter and may not be contradicted by evidence of any prior or contemporaneous oral or written agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

OPENWAVE SYSTEMS INC.                            ALLIANCE MEMBER

By:                                              By:
    ----------------------------------               ---------------------------
                 Signature

Name:                                            Name:
      --------------------------------                --------------------------
               Print or Type
Title:                                           Title:
       -------------------------------                  ------------------------

Date:                                 , 2000     Date:
      --------------------------------                ---------------------,2000

Address:     800 Chesapeake Drive                Address  860  Atlantic Ave.
             Redwood City, CA 94063              Alameda, CA 94501

                                                 -------------------------------

Fax Number:  650-817-1499                        Fax Number:510814 4251


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